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                                                                 EXHIBIT 10.24
                             CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT ("Agreement") is entered into and shall be effective as of April 11, 1996, by and between EMCO RECYCLING CORP., an Arizona corporation ("Company") and HAROLD RUBENSTEIN ("Consultant"). The Company and Consultant are hereinafter sometimes collectively referred to as the "Parties" and individually as "Party".

                                    RECITALS
         A. On the date hereof, GPAR Merger, Inc., a wholly-owned subsidiary of General Parametrics Corporation ("GPAR"), will merge into and with the Company, such that the Company will survive and become a wholly-owned subsidiary of GPAR, all pursuant to that certain Merger Agreement dated December 1, 1995, as amended by that certain First Amendment to Merger Agreement dated December, 1995, as further amended by that certain Second Amendment to Merger Agreement dated February 16, 1996, by and among GPAR, GPAR Merger, Inc., the Company, Empire Metals, Inc., Copperstate Metals, Inc., Donald Moorehead, George Moorehead, Raymond Zack, Gerald Zack, David Zack, and Consultant.

         B. Upon consummation of the Merger, the Company desires assurance of the association and services of Consultant and desires to obtain Consultant's experience, skills, abilities, background and knowledge, and desires to engage Consultant's services on the terms and conditions set forth in this Agreement.

         C. Consultant desires to provide consulting services to the Company and is willing to provide such services on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

         In consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:


         1.      Retention of Services

                 1.1 The Company hereby retains Consultant, and Consultant hereby accepts such retention upon the terms and conditions set forth in this Agreement.

                 1.2 The Consultant shall make himself available to consult with the Board of Directors and Officers of Company at reasonable times concerning the business affairs of
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Company, GPAR, and any subsidiaries of GPAR.  Consultant shall not be required to keep regular Office hours so long as Consultant Is available for telephone consultation within twenty-four (24) hours of any request for assistance.

         2. INDEPENDENT CONTRACTOR STATUS. Company and Consultant agree that Consultant shall perform his duties under this Agreement as an independent contractor. Consultant shall not have or claim any right against Company arising from employee status.

         3. TERM OF AGREEMENT. Consultant shall be retained for a five-year term which commences On the effective date Of the merger of GPAR Merger, Inc., into the Company (the "Effective Date") and shall expire on the fifth anniversary of such date unless earlier terminated pursuant to this Agreement.

         4.      COMPENSATION OF CONSULTANT

                 4.1 MONTHLY PAYMENTS. Monthly payments (the "Consulting Fees") in the amount of $6,000 shall be made on the first day of each month, throughout the term of this Agreement commencing on the Effective Date and terminating on the fifth anniversary thereof.

                 4.2 PARTICIPATION IN COMPANY PLANS. Consultant shall have the right to participate in the Company's health plan and in GPAR's outside director's stock option plan.

                 4.3 ALLOWANCE FOR SATELLITE DISH. Company shall reimburse Consultant in an amount not to exceed $1,000 per month throughout the tam of this Agreement, as an allowance for a satellite dish and/or such other equipment necessary to enable Consultant to monitor metal commodity prices.

         5. CONFIDENTIAL INFORMATION. Consultant shall not divulge, communicate, use to the detriment of Company or GPAR or for the benefit of any other person or in any other way, any confidential information or trade secrets of Company or GPAR heretofore or in the future acquired or obtained with respect to the businesses of Company or GPAR. Without limiting the foregoing, said covenant shall apply to all legal and financial information, business plans, transactions with customers and suppliers, personnel relations, discussions with other shareholders, directors, officers, and management of Company or GPAR, and all other matters not of public record.

         6.      TERMINATION.

                 a.     Death, Disability, Cause and Change of Control.
At any time during the Term, the Company shall have the right to terminate this Agreement for "cause." Upon termination of the Agreement for "cause," the Consultant or his legal representatives shall be entitled to receive the unpaid portion of such month's consulting Fee, prorated through the end of the month in which such termination occurs, but shall not be entitled to any further





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Consulting Fees or other compensation set forth in Article 4. Termination for
"cause" shall mean Termination because of (i) the Consultant's breach of his covenants contained in this Agreement, (ii) the Consultant's repeated failure or refusal to perform the services required to be performed by the Consultant hereunder, (iii) gross misconduct by the Consultant in the performance of his duties, hereunder, (iv) the commission by the Consultant of an act of dishonesty affecting the Company or an act constituting common law fraud or a felony, (v) the commission by the Consultant of an act (other than good faith exercise of business judgment in the exercise of his consultation responsibilities) resulting in material damage to the Company, (vi) the Consultant's inability to perform his duties and responsibilities as provided herein due to his death or physical or mental disability or sickness extending for, or reasonably expected to extend for, greater than three months, or (vii) Consultant's breach of that certain Noncompetition Agreement (the "Noncompetition Agreement") executed and delivered by Consultant in favor of the Company and GPAR. The termination of this Agreement by the Consultant shall be deemed a termination for "cause".

                 b. Without Cause. At any time during the Term, the Company shall have the right to terminate this Agreement, without cause, effective upon 30 days prior written notice to the Consultant. Upon the termination of this Agreement without cause, the Consultant shall be entitled to receive the unpaid portion of his compensation pursuant to Article 4, when and as the same would have been payable hereunder but for such termination; provided that the Consultant shall only be entitled to such payments as long as he is in compliance with the provisions of the Noncompetition Agreement.

                 c. Survival of Non-Compete Provisions. Notwithstanding anything to the contrary contained herein, the termination of this Agreement shall not terminate Consultant's covenants in the Noncompetition Agreement, which covenants shall survive any termination of this Agreement.

        7.       ASSIGNMENT AND BINDING EFFECT.
This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Consultant may not assign his rights hereunder without Company's prior written consent. Any attempt by Consultant to assign his rights hereunder shall terminate this Agreement.

        8.       FORM OF AGREEMENT.   The subject headings of the paragraphs and
subparagraphs of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

        9. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement and the Noncompetition Agreement constitute the entire agreement between the Parties pertaining to the subject matter contained herein and supersede all prior and contemporaneous agreements, representations, and understandings of the Parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any





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other provision in this Agreement, whether or not similar, nor shall any waiver constitute continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

        10. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each Of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11. PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties to it and the Company's successors and assigns.

        12. LITIGATION COSTS. If any legal action or any arbitration or other, proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Part= shall be entitled to recover reasonable attorneys, fees and other costs incurred in that action or proceedings in addition to any other relief to which it or he may be entitled.

        13. NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                                   (i)   IF TO COMPANY:

                                         EMCO Recycling Corp.
                                         3700 W. Lower Buckeye
                                         Phoenix, Arizona 85009
                                         Attn: George Moorehead, President
                                         Telecopy No.: (602) 447-3020

                                   (ii)  IF TO CONSULTANT:

                                         Mr. Harold Rubenstein
                                         7330 Lakeside Lane
                                         Scottsdale, Arizona 85253


        14. GOVERNING LAW. This Agreement shall be construed in accordance with, and be governed by, the laws of the State of Arizona as applied to contracts that are executed and performed entirely in Arizona.







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        15.    Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parities that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

         IN WITNESS WHEREOF, the Parties to this Agreement have duly executed it effective as of the day and year first above written.




                                               CONSULTANT:
                                               /s/  HAROLD RUBENSTEIN
                                               ------------------------------
                                               HAROLD RUBENSTEIN


                                               COMPANY:

                                               EMCO RECYCLING CORP.,
                                               a Arizona corporation


                                               By:  /s/ GEORGE MOOREHEAD
                                                  ---------------------------
                                                  George Moorehead, President






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